    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 2002

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             COOPER INDUSTRIES, LTD.
             (Exact name of registrant as specified in its charter)

                          BERMUDA                                                   98-0355628
               (State or other jurisdiction                                      (I.R.S. Employer
             of incorporation or Organization)                                Identification Number)

                  600 TRAVIS, SUITE 5800                                       DIANE K. SCHUMACHER
                   HOUSTON, TEXAS 77002                             SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                      (713) 209-8400                                          600 TRAVIS, SUITE 5800
    (Address, including zip code, and telephone number,                        HOUSTON, TEXAS 77002
 including area code, of registrant's principal executive                         (713) 209-8400
                          office)                               (Name, address, including zip code, and telephone
                                                                number, including area code, of agent for service)

                                   ----------

       Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ] ________________

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
             Title Of Each                                   Proposed Maximum    Proposed Maximum
          Class Of Securities                Amount To        Offering Price        Aggregate           Amount of
           To Be Registered                Be registered         Per Unit         Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------
Class A common shares, par value
US$.01 per share (including the
associated preferred share purchase
rights).................................   300,000 shares        $33.335*          $10,000,500           $920.05
----------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c), upon the average high and low prices of such shares in composite transactions on November 19, 2002.

================================================================================

                                   PROSPECTUS

                             COOPER INDUSTRIES, LTD.

AMENDED AND RESTATED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         Our Amended and Restated Dividend Reinvestment and Stock Purchase Plan provides holders of record of our Class A common shares a simple and convenient way to hold shares in book-entry form and invest cash dividends and optional cash payments in additional Class A common shares.

         Class A common shares offered under the Plan may be purchased in the open market, from us as newly issued shares, or any combination of the foregoing. The purchase price of newly issued Class A common shares purchased under the Plan will be the average of the high and low sales prices of the Class A common shares as reported on the New York Stock Exchange on the relevant investment date. The purchase price of Class A common shares purchased on the open market under the Plan will be the weighted average purchase price of the Class A common shares purchased on the open market for the Plan with respect to the relevant investment date. The investment date for dividend reinvestment is the dividend payment date. The investment date for optional cash payments is the first business day of each month. If, however, the investment date falls on a date when the New York Stock Exchange is closed, the first day immediately subsequent to such date on which the New York Stock Exchange is open will be the investment date.

         We will pay all costs of administration of the Plan and service and processing fees, including brokerage commissions, in connection with purchases of Class A common shares, excluding a service fee in connection with a participant's election to purchase shares by automatic monthly electronic funds transfer from his or her bank account. Any service fees and processing fees, including the applicable brokerage commissions, in connection with the sale of shares credited to a participant's account under the Plan will be charged to such participant.

         This prospectus relates to 300,000 Class A common shares registered for sale under the Plan. The Class A common shares are listed on the New York Stock Exchange.

         You should retain this prospectus for future reference.

                                  -----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 25, 2002.

                                TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About this Prospectus.......................................    2
Where You Can Find More Information.........................    2
Incorporation of Certain Documents by Reference.............    3
About Cooper Industries, Ltd. ..............................    4
Description of the Plan.....................................    6
Use of Proceeds.............................................   17
Legal Matters...............................................   18
Experts.....................................................   18
Enforcement of Judgments and Service of Process ............   18


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC"), utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell our Class A common shares pursuant to the Plan. This prospectus provides a description of the Plan. As allowed by SEC rules, this prospectus does not contain all the information set forth in the registration statement and the related exhibits. We refer you to the registration statement and the related exhibits for further information and this prospectus is qualified in its entirety by such other information. Please carefully read this prospectus together with any additional information referred to in "Where You Can Find More Information" before investing in our common shares under the Plan. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this document.

         We are not offering common shares pursuant to the Plan in any state where the offer is not permitted.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the public reference facilities of the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You also can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We are incorporating by reference in this prospectus the documents we file with the SEC. This means we are disclosing important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We are incorporating by reference the following documents:

         o Annual Report on Form 10-K for the year ended December 31, 2001;

         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

         o Current Reports on Form 8-K dated January 24, 2002 (Item 5 only), April 23, 2002 (Item 5 only), May 14, 2002, May 22,
                  2002 (Item 5 only), June 21, 2002 (Item 5 only), July 23, 2002
                  (Item 5 only), August 6, 2002 (Item 5 only), October 22, 2002 (Item 5 only), October 28, 2002 and November 25, 2002; and

         o All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering pursuant to this prospectus and any applicable prospectus supplement.

         Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in any applicable prospectus supplement or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents). You may request a copy of these filings at the following address and telephone number:

                             Cooper Industries, Ltd.
                             600 Travis, Suite 5800
                              Houston, Texas 77002
                         Attention: Corporate Secretary
                            Telephone: (713) 209-8400

                             ABOUT COOPER INDUSTRIES

         We are a diversified, worldwide manufacturing company doing business in two business segments: Electrical Products and Tools & Hardware. We have over 100 manufacturing facilities and nearly 30,000 employees in the United States and more than 20 foreign countries.

ELECTRICAL PRODUCTS

         Our Electrical Products segment produces, markets and sells electrical and electronic distribution and circuit protection products and lighting fixtures for use in residential, commercial and industrial construction, maintenance and repair. In addition, the segment produces and markets products for use by utilities and industries for primary electrical power distribution and control. Some of this segment's major products include:


         o        B-Line(R) support systems, enclosures and fasteners;

         o        Buss(R), Bussmann(R) and Edison(R) fuses;

         o Cooper Power Systems(R) distribution transformers, power capacitors, voltage regulators and surge arrestors;

         o        Cooper Wiring Devices circuit protective devices;

         o        Crouse-Hinds(R) and CEAG(R) electrical construction materials;

         o Crouse-Hinds(R), Fail-Safe(TM), Halo(R) and Metalux(R) lighting fixtures;

         o        Eagle(R) wiring devices, sockets and switches;

         o        Menvier(R) emergency lighting and fire detection systems;

         o        Kyle(R) distribution switchgear; and

         o McGraw-Edison(R) and RTE(R) power distribution transformers and related products.

TOOLS & HARDWARE

         Our Tools & Hardware segment produces, markets and sells tools and hardware items for use in residential, commercial and industrial construction, maintenance and repair, and for general industrial and consumer use. Some of this segment's major products include:

         o        Campbell(R) chain products;

         o        Crescent(R) pliers and wrenches;

         o        Diamond(R) horseshoes and farrier tools;

         o        Lufkin(R) measuring tapes;

         o        Nicholson(R) files and saws;

         o        Plumb(R) hammers;

         o        Weller(R) soldering equipment;

         o        Wiss(R) scissors;

         o        Xcelite(R) screwdrivers; and

         o        Buckeye(R), DGD(TM), Dotco(R) and Master Power(R) power tools.

                                    THE PLAN

         Our Plan is described in the following questions and answers.

ADVANTAGES

         1. WHAT ARE THE ADVANTAGES OF THE PLAN?

         The Plan provides eligible holders of record of our Class A common shares a simple, convenient and inexpensive way to invest cash dividends and optional cash payments in additional Class A common shares and to hold shares in book-entry form. The Plan allows you to:

         o reinvest cash dividends on all shares registered in your name, whether in certificated form or credited to your account in book-entry form under the Plan, in additional Class A common shares;

         o specify a number of shares on which to receive cash dividends, and automatically reinvest dividends on all remaining shares registered in your name;

         o purchase additional shares by making optional cash payments of not less than $25 in any month up to a maximum of $24,000 in any calendar year, regardless of whether or not you reinvest your dividends;

         o make automatic monthly purchases of shares by electronic funds transfer from your U.S. bank account;

         o achieve full investment of funds because fractions of shares, as well as whole shares, will be credited to your account;

         o deposit your certificated shares into book-entry form for safekeeping purposes;

         o avoid the need for safekeeping of certificates for shares credited to your account in book-entry form;

         o simplify your recordkeeping, as account statements will be mailed to you after each transaction;

         o purchase shares without having to pay a commission or service fee, except that if you elect to purchase shares by automatic monthly electronic funds transfer from your U.S. bank account, you will be charged a service fee of $2.50 per transaction.

ELIGIBILITY

         2. a. WHO IS ELIGIBLE TO PARTICIPATE?

         All holders of record of Class A common shares are eligible to participate in the Plan. If your Class A common shares are currently registered in your name, you may participate in the Plan. If your shares are registered in a name other than your own (for example, in the name of a broker or bank nominee), you must become a shareholder of record by transferring all or part of your shares into your own name.

            b. WHAT ARE THE LIMITATIONS ON PARTICIPATION OUTSIDE THE UNITED STATES?

         We reserve the right to deny participation in the Plan to any shareholder whose address of record is outside the United States if local laws require us to register the Class A common shares or become subject to local filing or securities laws. All participation in the Plan is subject to the laws of the country where the participant resides. See No. 18 (g) and (h) below.

ADMINISTRATION

         3. WHO ADMINISTERS THE PLAN?

         EquiServe Trust Company, N.A. ("EquiServe"), P.O. Box 43081, Providence, RI 02940-3081, administers the Plan, keeps records, sends statements of account to participants and performs other duties relating to the Plan. The Class A common shares that you purchase or deposit under the Plan will be credited to your account at EquiServe in book-entry form. Dividends on your Class A common shares will be either reinvested (on a full and fractional basis) in additional Class A common shares or paid to you in cash, in accordance with your election on your Enrollment Authorization Form.

PARTICIPATION

         4. a. HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?

         Any eligible holder of Class A common shares may join the Plan by completing and signing an Enrollment Authorization Form and returning it to EquiServe. Alternatively, as a holder of record of Class A common shares, you may enroll in the Plan by accessing your account online at EquiServe's website, www.equiserve.com

            b. WHEN MAY AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?

         An eligible holder of Class A common shares may join the Plan at any time. Once in the Plan, you will remain a participant until you elect to discontinue participation.

            c. WHEN WILL REINVESTMENT OF DIVIDENDS BEGIN?

         EquiServe will begin reinvesting dividends the next record date after the date EquiServe receives your Enrollment Authorization Form.

ENROLLMENT AUTHORIZATION FORM

         5. WHAT DOES THE ENROLLMENT AUTHORIZATION FORM PROVIDE?

         The Enrollment Authorization Form provides the following three investment options for purchasing additional Class A common shares:

         o Elect "Full Dividend Reinvestment" to direct EquiServe to apply all the cash dividends on all the shares registered in your name at or subsequent to the date EquiServe receives your form, whether held in share certificate form or book-entry form, together with any optional cash payments, toward the purchase of additional Class A common shares;

         o Elect "Partial Dividend Reinvestment" to specify on the Enrollment Authorization Form the number of whole shares on which you wish to receive dividends in cash. The number of shares specified for payment of dividends in cash includes shares held in share certificate form and book-entry form. EquiServe will apply all dividends on all remaining shares then or subsequently registered in your name, whether held in share certificate form or book-entry form, together with any optional cash payments, toward the purchase of additional Class A common shares;

         o Elect "Optional Cash Payments Only" to receive cash payment of all dividends on shares registered in your name, whether held in share certificate form or book-entry form, and EquiServe will apply only your optional cash payments toward the purchase of additional Class A common shares.

         6. CAN A PARTICIPANT CHANGE HIS OR HER INVESTMENT OPTION?

         Yes. You may change your investment option at any time by submitting a new Enrollment Authorization Form indicating your new election. Alternatively, you may change your investment option online by accessing your account at www.equiserve.com or by calling EquiServe at 781-575-2725.

         7. HOW DOES A PARTICIPANT DISCONTINUE REINVESTING DIVIDENDS?

         You may discontinue reinvesting dividends at any time by submitting a new Enrollment Authorization Form to EquiServe indicating your new election. You may also discontinue reinvesting your dividends by accessing your account online at www.equiserve.com or by calling EquiServe at 781-

575-2725. Even if you discontinue reinvestment, the shares you hold in book-entry form will remain in book-entry form unless you request a share certificate. Holding shares in book-entry form avoids the need for safekeeping of physical share certificates. You may request a certificate for all or part of your shares at any time. See No. 15 below.

         If your request to discontinue dividend reinvestment is received by EquiServe on or before the record date preceding a dividend payment date, that dividend and all subsequent dividends will be paid to you in cash unless you re-elect dividend reinvestment.

         If your request to discontinue dividend reinvestment is received by EquiServe after the record date preceding a dividend payment date, your request to withdraw may not become effective until that dividend has been reinvested and the shares purchased have been credited to your account under the Plan. EquiServe, in its sole discretion, may either pay that dividend in cash to you or reinvest it in shares on your behalf. If the dividend is reinvested, EquiServe may sell the shares purchased and remit the sale proceeds to you, less any processing fee (including the applicable brokerage commissions EquiServe is required to pay), required withholding for income taxes, and any other costs of sale.

PURCHASES

         8. a. WHAT IS THE SOURCE OF CLASS A COMMON SHARES PURCHASED UNDER THE PLAN?

         At our discretion, shares purchased for your account under the Plan will be: (a) purchased directly from our authorized but unissued shares; (b) purchased by EquiServe on the open market; or (c) any combination of the foregoing.

            b. WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

         Purchases from Cooper of authorized but unissued Class A common shares will be made on the relevant investment date.

         The investment date for dividend reinvestment is the dividend payment date. The investment date for optional cash payments is the first business day of each month. If, however, the investment date falls on a date when the New York Stock Exchange is closed, the first day immediately subsequent to such date on which the New York Stock Exchange is open will be the investment date.

         Purchases on the open market will begin on the investment date and will be completed no later than 30 days from such date with respect to dividend reinvestment and 35 days with respect to optional cash payments except where completion at a later date is necessary or advisable under any applicable federal securities laws. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market, or by negotiated transactions and may be subject to such terms with respect to price, delivery, etc. as EquiServe may determine. Neither you nor Cooper shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

            c. WHAT IS THE PARTICIPANT'S PURCHASE PRICE FOR SHARES PURCHASED UNDER THE PLAN?

         Your price for authorized but unissued Class A common shares purchased under the Plan will be the average of the high and low sales prices of the Class A common shares as reported on the New York Stock Exchange on the relevant investment date. Your price for shares purchased on the open market under the Plan will be the weighted average purchase price of Class A common shares purchased for the Plan with respect to the related investment. If no trading in the Class A common shares occurs on the New York Stock Exchange on the relevant investment date, we will determine the purchase price per share on the basis of such market quotations as we deem appropriate.

            d. HOW IS THE NUMBER OF SHARES PURCHASED FOR A PARTICIPANT
DETERMINED?

         Your account in the Plan will be credited with the number of shares, including fractions, equal to the total amount invested by you for that purchase, after deduction of any taxes or any fees (if applicable), divided by the purchase price per share.

OPTIONAL CASH PAYMENTS

         9. a. HOW DOES THE OPTIONAL CASH PAYMENT FEATURE OF THE PLAN WORK?

         You may make optional cash payments at any time in an amount no less than $25 in any month, for a total of no more than $24,000 in any calendar year. EquiServe will apply any optional cash payment it receives from you before an investment date to the purchase of Class A common shares for your account on such investment date if the Class A common shares are purchased from us, and beginning on such investment date if Class A common shares are purchased on the open market. Neither we nor EquiServe will pay any interest on cash payments held pending investment. Cash payments received by EquiServe after an investment date will be held by EquiServe until the next investment date. Therefore, we suggest that any optional cash payment be sent so as to reach EquiServe shortly before the relevant investment date on which the cash is to be invested.

            b. HOW MAY OPTIONAL CASH PAYMENTS BE MADE?

               BY CHECK

         You may make an initial optional cash payment when joining the Plan by enclosing a check with your Enrollment Authorization Form. Thereafter, you may make optional cash payments by check using the cash payment form attached to each statement of account. Your check must be made payable to "EquiServe - Cooper Industries, Ltd." drawn on a U.S. bank and payable in U.S. dollars. EquiServe will return an optional cash payment that it previously received from you if EquiServe receives, at least two business days prior to the investment date, your written request for return of the optional cash payment.

               BY ONE-TIME DEDUCTION, ONLINE, FROM YOUR U.S. BANK ACCOUNT

         You may make an optional cash payment online (www.equiserve.com) at any time by authorizing an electronic funds transfer from a U.S. bank account. Each one-time deduction must be in an amount no less than $25 per transaction. Please refer to the online confirmation for your account debit date and investment date.

               BY AUTOMATIC MONTHLY OPTIONAL CASH INVESTMENTS DIRECTLY WITHDRAWN FROM YOUR U.S. BANK ACCOUNT

         You may also make automatic monthly investments of a specified amount (not less than $25 nor more than $2,000 per month) by electronic funds transfer from a predesignated U.S. bank account. A service fee of $2.50 will be deducted from the amount withdrawn from your account prior to each investment. To initiate automatic monthly deductions, you must complete and sign an authorization form for automatic deductions and return it to EquiServe together with a voided blank check or a deposit form for the account from which funds are to be drawn. Alternatively, you may authorize automatic monthly deductions online by going to www.equiserve.com. Deductions from your account will take place three business days prior to each monthly investment date. You may change or discontinue your automatic monthly investment by completing and submitting to EquiServe a new authorization form for automatic deductions. To be effective with respect to a particular investment date, the new instructions must be received by EquiServe at least six (6) business days prior to such investment date. Automatic deductions will continue indefinitely until you notify EquiServe that the automatic deductions are to stop and EquiServe receives the notice.

            c. IS THERE AN OBLIGATION TO MAKE OPTIONAL CASH PAYMENTS?

         There is no obligation to make an optional cash payment in any month.

COSTS

         10. WHAT ARE THE COSTS TO A PARTICIPANT IN THE PLAN?

         You will incur no service fees or processing fees (including the applicable brokerage commission EquiServe is required to pay) for purchases made under the Plan, except that you will be charged a $2.50 service fee per electronic funds transfer transaction if you elect to make automatic monthly investments by electronic funds transfer from your U.S. bank account. We will pay all costs of administration of the Plan and services fees and processing fees (including brokerage commissions) in connection with purchases of shares, except such electronic funds transfer fees. You will be charged a service fee of $15.00 per transaction for each sale of shares from your account under the Plan. There is also a processing fee of $0.12 per each whole share and fraction of a share sold. This processing fee includes the applicable brokerage commissions EquiServe is required to pay. The fees will be deducted from the proceeds of the sale. See No. 18 for additional information.

REPORTS TO PARTICIPANTS

         11. WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS?

         As soon as practical after each purchase of shares on your behalf, EquiServe will send you a statement of account showing the amount invested, price per share, number of shares purchased and total shares credited to your account. You should retain these statements for tax purposes. In addition, you will receive, from time to time, copies of all communications sent to shareholders.

         You will receive annually Internal Revenue Service information (on Form 1099-DIV) for reporting dividend income received.

CERTIFICATES FOR SHARES

         12. a. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

         Shares purchased for your account under the Plan will be credited to your account in book-entry form. Certificates for all or part of the shares credited to your account will be issued to you upon your request. See No. 15 below.

            b. IN WHOSE NAME WILL AN ACCOUNT BE MAINTAINED?

         Your account under the Plan will be maintained in the name in which your certificates were registered at the time you entered the Plan. If you wish to pledge shares credited to your account, you must first withdraw such shares from the account.

         13. HOW MAY SHARE CERTIFICATES BE DEPOSITED TO A PARTICIPANT'S ACCOUNT IN BOOK-ENTRY FORM FOR SAFEKEEPING PURPOSES?

         You may deposit share certificates into book-entry form in your account under the Plan. Thereafter, those shares will appear in book-entry form on your account statements. There is no charge for this service and, by making the deposit, you will be relieved of the responsibility for loss, theft or destruction of the certificates.

         To deposit share certificates, you must mail them along with a request to EquiServe. The certificates should not be endorsed. You will promptly receive a statement confirming each deposit of the shares into your account in book-entry form. EquiServe recommends that you send certificates by registered mail, return receipt requested and insured for possible mail loss of 2% of the market value (minimum of $20). This represents your replacement cost if the certificates are lost in transit to EquiServe.

         14. a. HOW MAY BOOK-ENTRY SHARES CREDITED TO A PARTICIPANT'S ACCOUNT BE SOLD?

         You can sell all or a portion of the shares credited in book-entry form to your Plan account by contacting EquiServe over the Internet at www.equiserve.com, by calling EquiServe at 781-575-2725, or by writing to EquiServe. You will be charged a service fee of $15.00 per transaction for each sale. There is also a processing fee of $0.12 per each whole share and fractional share sold, which includes the applicable brokerage commissions EquiServe is required to pay. The fees will be deducted from the proceeds of the sale. EquiServe will send the net proceeds of such sale to you by check, generally within 24 hours after your sale transaction has settled. All sale requests having an anticipated market value of $100,000 or more are expected to be submitted in written form. In addition, all sale requests within thirty (30) days of an address change to your account are expected to be submitted in written form.

             b. HOW MAY CERTIFICATED SHARES BE SOLD?

         You may sell your certificated shares through your broker or by depositing your certificated shares into your book-entry account (See No. 13) and then selling those shares (See No. 14).

         15. a. HOW MAY SHARES BE WITHDRAWN FROM A PARTICIPANT'S BOOK-ENTRY ACCOUNT AND ISSUED IN CERTIFICATE FORM?

         You may withdraw shares credited to your book-entry account at any time by accessing your account at www.equiserve.com, by calling EquiServe at 781-575-2725, or by writing to EquiServe. If you request a certificate for all of your shares, you will receive a share certificate for any whole share(s) and a check for the fractional share valued at the then-current market price less a service fee of up to $15.00 and a processing fee of $0.12 per fractional share sold, which includes the applicable brokerage commission EquiServe is required to pay. If you wish to pledge shares credited to your account, you must first withdraw such shares from your account.

             b. WILL DIVIDENDS ON SHARES WITHDRAWN FROM A PARTICIPANT'S BOOK-ENTRY ACCOUNT CONTINUE TO BE REINVESTED?

         If you have authorized "Full Dividend Reinvestment," cash dividends with respect to shares withdrawn from your book-entry account will continue to be reinvested. If cash dividends with respect to only part of your shares are being reinvested, EquiServe will continue to pay dividends in cash on the number of shares specified by you on your Enrollment Authorization Form unless you complete and deliver a new Enrollment Authorization Form to EquiServe specifying a different number of shares.

             c. WILL DIVIDENDS ON A PARTICIPANT'S BOOK-ENTRY SHARES CONTINUE TO BE REINVESTED IF THE PARTICIPANT SELLS OR TRANSFERS ALL OF HIS OR HER CERTIFICATED SHARES?

         Even if you sell or transfer all your certificated shares, EquiServe will continue to reinvest dividends or pay dividends in cash (as specified by you on your Enrollment Authorization Form) on the shares credited to your account in book-entry form under the Plan until EquiServe receives from you an instruction to the contrary.

RIGHTS OFFERING, STOCK DIVIDENDS OR STOCK SPLITS

         16. a. IF COOPER HAS A RIGHTS OFFERING, HOW WILL THE RIGHTS ON CLASS A COMMON SHARES IN BOOK-ENTRY FORM BE HANDLED?

         Class A common shares held in book-entry form will participate in any rights offering on the same basis as Class A common shares held in certificated form.

             b. WHAT HAPPENS IF COOPER ISSUES A DIVIDEND PAYABLE IN CLASS A COMMON SHARES OR DECLARES A STOCK SPLIT?

         Any common shares distributed as a share dividend or as a result of a stock split on shares you hold in book-entry form or in certificate form will be credited to your account in book-entry form, provided they are the same type, class and series as the shares currently in your account.

VOTING RIGHTS

         17. HOW WILL EQUISERVE VOTE SHARES CREDITED TO A PARTICIPANT'S ACCOUNT IN THE PLAN AT SHAREHOLDERS' MEETINGS?

         You will receive proxy materials for each meeting of shareholders that will enable you to vote shares you hold in certificate form and whole shares credited to your account in book-entry form. If you elect, you may vote your shares in person at the shareholders meeting. EquiServe will not vote your shares unless EquiServe receives voting directions from you.

INCOME TAX CONSEQUENCES

         18. WHAT ARE THE INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

         a. Whether your dividends are paid in cash or reinvested in additional Class A common shares, you will be treated for federal income tax purposes as having received, on each dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to your shares to the extent the payment is made out of current or accumulated earnings and profits of Cooper as determined under U.S. federal income tax principles. Your basis in those shares will equal the purchase price of the shares on a relevant dividend payment date. To the extent, if any, that the amount of a dividend distribution exceeds Cooper's current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of your adjusted tax basis in those shares and thereafter as capital gain.

         b. Additionally, when EquiServe purchases Class A common shares for your account on the open market with reinvested dividends, you must include in your gross income for the year the full amount of the cash dividend payable with respect to your shares plus any processing fee paid by Cooper which is attributable to the purchase of your shares (including the applicable brokerage commission EquiServe is required to pay). Your basis in the shares purchased for your book-entry account will be equal to the purchase price of such shares plus any processing fee paid by Cooper.

         c. In the case of shares purchased in the open market with optional cash payments, you must include in gross income any processing fee paid by Cooper (including the applicable brokerage commission EquiServe is required to pay). The tax basis of such shares will be the amount of the optional cash payment plus any processing fee paid by Cooper.

         d. Dividends for corporate shareholders will not be eligible for the dividends-received deduction available under the Internal Revenue Code because Cooper is a Bermuda corporation. The holding period for shares in your book-entry account will begin the day after the date the shares are acquired.

         e. When you receive, upon withdrawal from or termination of the Plan, a cash payment for the sale of shares in your book-entry account or for a fractional share then held your account, you will realize gain or loss measured by the difference between the amount of the cash you receive and your basis in such shares or fractional share.

         f. Dividends available for reinvestment under the Plan will be reduced by any federal income tax required to be withheld under existing law at the time of the dividend payments. You would include in gross income the full dividend amount, including the amount of tax withheld. Amounts withheld will be forwarded to the Internal Revenue Service to be applied against your federal income tax obligations.

         g. Under existing Bermuda law, there will be no Bermuda income or withholding tax on dividends paid by Cooper Bermuda to its shareholders. However, dividends may be subject to U.S.

backup withholding taxes if you fail to furnish EquiServe with your taxpayer identification number or otherwise fail to comply with the back-up withholding tax requirements, in which case EquiServe will apply the net amount of your dividend after deduction of taxes to the purchase of Class A common shares.

         h. If you are a non-U.S. shareholder, your optional cash payments must be in U.S. dollars and will be invested in the same manner as payments from other participants.

         THE PRECEDING IS ONLY A SUMMARY OF THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE FEDERAL TAX LAWS APPLICABLE TO THE PLAN ARE COMPLEX AND SUBJECT TO CHANGE. WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE PLAN PRIOR TO FILING YOUR INDIVIDUAL RETURN.

RESPONSIBILITY OF COOPER AND EQUISERVE

         19. WHAT ARE THE RESPONSIBILITIES OF COOPER AND EQUISERVE UNDER THE
PLAN?

         Neither we nor EquiServe will be liable for any act done in good faith or for any good faith omission to act, including without limitation, any claim of liability arising out of failure to cease reinvestment of dividends for your account upon your death prior to receipt of written notice of your death from the appropriate fiduciary, the prices or times at which shares are purchased or sold for your account, or fluctuations in the market value of Class A common shares credited in book-entry form to your account.

         YOU SHOULD RECOGNIZE THAT NEITHER COOPER NOR EQUISERVE CAN PROVIDE ANY ASSURANCE OF A PROFIT OR PROTECTION AGAINST LOSS ON ANY CLASS A COMMON SHARES PURCHASED UNDER THE PLAN.

SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN

         20. MAY THE PLAN BE SUSPENDED, MODIFIED OR TERMINATED?

         While the Plan is intended to continue indefinitely, we reserve the right to suspend or terminate the Plan at any time, including during the period between a dividend record date and the related dividend payment date. We also reserve the right to make modifications to the Plan. You will be notified of any such suspension, termination or modification. We and EquiServe also reserve the right to terminate your participation in the Plan at any time.

         Any question of interpretation arising under the Plan will be determined by us and any such determination will be final.

PLAN CORRESPONDENCE

         21. WHO SHOULD PARTICIPANTS CONTACT WITH QUESTIONS ABOUT THE PLAN?

         INTERNET:

         You can obtain information about your account via the Internet on EquiServe's website at www.equiserve.com. You can access your share balance, sell shares, request a stock certificate and obtain online forms and other information about your account. To gain access you will be required to use a password which will be sent to you, or you can request your password by calling 1-781-575-2725.

         Messages forwarded on the Internet will be responded to promptly. Equiserve's Internet address is www.equiserve.com.

         TELEPHONE:

         SHAREHOLDER CUSTOMER SERVICE, INCLUDING SALE OF SHARES: 1-781-575-2725.

         TDD: A telecommunications device for the hearing impaired is available by calling 1-201-222-4955.

         An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 9:00 a.m. to 5:00 p.m. Eastern Time each business day.

         IN WRITING

         All correspondence regarding the Plan should be directed to:

         EquiServe Trust Company, N.A.
         Cooper Industries, Ltd. Dividend Reinvestment Plan
         P.O. Box 43081
         Providence, RI 02940-3081

                                 USE OF PROCEEDS

         Shares purchased under the Plan will either be shares purchased on the open market by EquiServe or authorized but unissued shares purchased from us. If the shares are purchased on the open market, we will not receive any additional funds from those purchases. If the shares are authorized but unissued shares purchased from us, we will receive additional funds from those purchases to be used for general corporate purposes.

                                  LEGAL MATTERS

         The validity of the issuance of the common shares offered by this prospectus was passed upon for us by Appleby, Spurling & Kempe, Hamilton, Bermuda.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                 ENFORCEMENT OF JUDGMENTS AND SERVICE OF PROCESS

         We are a Bermuda company. We have been advised by our Bermuda counsel, Appleby, Spurling & Kempe, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. We have also been advised by Appleby, Spurling & Kempe that a final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation, by action on the debt evidenced by the court's judgment. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

         o the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

         o the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

         A Bermuda court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda against us or such persons with respect to facts that constitute a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

         Since we are a Bermuda company, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against us in U.S. courts. We will irrevocably agree that we may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Cooper Industries, Inc. located at 600 Travis, Suite 5800, Houston, Texas 77002-1001, be our U.S. agent appointed for that purpose.

You should rely only on the information incorporated by reference or contained in this prospectus or any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus is accurate as of any date after the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction where such offer or solicitation is not permitted.




                 TABLE OF CONTENTS

                                             Page
                                             ----
About this Prospectus......................   2
Where You Can Find More Information........   2
Incorporation of Certain Documents by
    Reference..............................   3
About Cooper Industries, Ltd. .............   4
Description of the Plan....................   6
Use of Proceeds............................  17
Legal Matters .............................  18
Experts....................................  18
Enforcement of Judgments and Service
    of Process ............................  18

                             COOPER INDUSTRIES, LTD.

                              AMENDED AND RESTATED
                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN












                                   PROSPECTUS







                                November 25, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

Securities and Exchange Commission registration fee.......................        $  920
Legal fees and expenses ..................................................         2,000
Accounting fees ..........................................................         3,500
Printing of Registration Statement, Prospectus and related papers.........         3,000
                                                                                  ------
                                                                                   9,420

----------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 98 of the Companies Act of 1981 of Bermuda (the "Companies Act") provides generally that a Bermuda company may indemnify its directors and officers against any liability that by virtue of any rule of law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the Company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which a judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

         The Company's Bye-Laws provide that the Company shall indemnify any current or former director, officer, resident representative, or any person serving or who has served at the request of the Company as a director, officer or trustee of another corporation, joint venture, trust or other enterprise, to the fullest extent allowed by Bermuda law. The indemnification provisions in the Bye-Laws are not exclusive of other rights to which a director or officer may be entitled.

         In 1987 the board of directors and shareholders of Cooper Industries, Inc., the Company's predecessor as publicly traded parent company, authorized Cooper Industries, Inc. to enter into indemnification agreements with the directors and certain officers that may be designated from time to time by the board of directors. In May, 2002, the Company's board of directors and shareholders authorized the Company to enter into such indemnification agreements with officers and directors of the Company and its subsidiaries. The indemnification agreements contain provisions for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director's or officer's acts or omissions in his or her capacity as a director or officer of the Company.

ITEM 16. EXHIBITS.

         The following is a list of exhibits filed with this registration statement:

         Number                         Description
         ------                         -----------
         4.1 Memorandum of Association of the Company (incorporated by reference to Annex II of the Company's Registration Statement on Form S-4, Registration No. 333-62740).

         4.2 Amended and Restated Bye-Laws of the Company (incorporated by reference to Annex III of the Company's Registration Statement on Form S-4, Registration No. 333-62740).

         4.3 Specimen Class A Common Share certificate of the Company (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form 8-A filed May 16, 2002).

         4.4 Rights Agreement dated as of May 16, 2002 between the Company and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form 8-A filed May 16, 2002).

         5.1      Opinion of Appleby, Spurling & Kempe.

         23.1     Consent of Appleby, Spurling & Kempe (included in Exhibit
                  5.1).

         23.2     Consent of Ernst & Young LLP, Independent Auditors.

         23.3     Consent of Bates White & Ballentine, LLC.

         24.1 Powers of Attorney (incorporated herein by reference to Exhibit 24.0 to Cooper Industries, Inc.'s Registration Statement on Form S-4, Registration No. 333-99263).

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       provided, however, that paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
                  Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of November, 2002.

                                                   COOPER INDUSTRIES, LTD.


                                               By: /s/ H. John Riley, Jr.
                                                   -----------------------------
                                                   H. John Riley, Jr.
                                                   Chairman, President and Chief
                                                   Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated, such persons constituting a majority of the board of directors of the registrant.

               Signature                                    Title                            Date
               ---------                                    -----                            ----
                                                Director, Chairman, President and
         /s/ H. John Riley, Jr.                 Chief Executive Officer                 November 25, 2002
----------------------------------------
             H. John Riley, Jr.

                                                Senior Vice President  and Chief
         /s/ D. Bradley McWilliams              Financial Officer                       November 25, 2002
----------------------------------------
             D. Bradley McWilliams

                                                Vice President and Controller and
         /s/ Jeffrey B. Levos                   Chief Accounting Officer                November 25, 2002
----------------------------------------
             Jeffrey B. Levos


         */s/ Warren L. Batts                   Director                                November 25, 2002
----------------------------------------
              Warren L. Batts


         */s/ Robert M. Devlin                  Director                                November 25, 2002
----------------------------------------
              Robert M. Devlin


         */s/ Clifford J. Grum                  Director                                November 25, 2002
----------------------------------------
              Clifford J. Grum


         */s/ Linda A. Hill                     Director                                November 25, 2002
----------------------------------------
              Linda A. Hill

       /s/ Ralph E. Jackson, Jr.              Director                                November 25, 2002
----------------------------------------
           Ralph E. Jackson, Jr.


      */s/ Sir Ralph H. Robins                Director                                November 25, 2002
----------------------------------------
           Sir Ralph H. Robins


      */s/ H. Lee Scott                       Director                                November 25, 2002
----------------------------------------
           H. Lee Scott


      */s/ Dan F. Smith                       Director                                November 25, 2002
----------------------------------------
           Dan F. Smith


      */s/ Gerald B. Smith                    Director                                November 25, 2002
----------------------------------------
           Gerald B. Smith


      */s/ James R. Wilson                    Director                                November 25, 2002
----------------------------------------
           James R. Wilson


*By:   /s/ Diane K. Schumacher
    ------------------------------------
           Diane K. Schumacher
           pursuant to power of attorney

                                INDEX TO EXHIBITS

        Number                       Description
        ------                       -----------
         4.1      Memorandum of Association of the Company (incorporated by
                  reference to Annex II of the Company's Registration Statement
                  on Form S-4, Registration No. 333-62740).

         4.2 Amended and Restated Bye-Laws of the Company (incorporated by reference to Annex III of the Company's Registration Statement on Form S-4, Registration No. 333-62740).

         4.3      Specimen Class A Common Share certificate of the Company
                  (incorporated by reference to Exhibit 4.3 to the Company's
                  Registration Statement on Form 8-A filed May 16, 2002).

         4.4 Rights Agreement dated as of May 16, 2002 between the Company and EquiServe Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form
                  8-A filed May 16, 2002).

         5.1      Opinion of Appleby, Spurling & Kempe.

         23.1     Consent of Appleby, Spurling & Kempe (included in Exhibit
                  5.1).

         23.2     Consent of Ernst & Young LLP, Independent Auditors.

         23.3     Consent of Bates White & Ballentine, LLC.

         24.1 Powers of Attorney (incorporated herein by reference to Exhibit 24.0 to Cooper Industries, Inc.'s Registration
                  Statement on Form S-4, Registration No. 333-99263).